FOR INFORMATION CONTACT:

Elisha Finney (650) 424-6803

elisha.finney@varian.com

Spencer Sias (650) 424-5782

spencer.sias@varian.com

For Immediate Release:

Varian Medical Systems Reports Results for First Quarter of Fiscal Year 2012

First quarter net earnings per diluted share are $0.79 on revenues of $625 million

PALO ALTO, Calif., Jan. 25, 2012 – Varian Medical Systems (NYSE:VAR) today is reporting results for the first quarter of fiscal year 2012 with net earnings of $0.79 per diluted share, down 1 percent from the year-ago quarter. Revenues for the quarter were $625 million, up 8 percent from the year-ago period. Including $48 million in proton therapy backlog, the company ended the first quarter with a $2.5 billion backlog, up 14 percent from the end of the first quarter in fiscal 2011.

“While we met our guidance for net earnings and revenues, this was a challenging quarter for the company in a variety of ways,” said Tim Guertin, president and CEO of Varian Medical Systems. “We experienced order push outs in our North American oncology business and X-Ray Product orders and sales were hurt by inventory adjustments by our customers in Japan. As anticipated, the gross margin was impacted by a tough year-ago comparison, product mix, and accounting for Scripps proton revenue with zero margin. Additionally our operating margin was impacted by the dilutive effects of the Calypso acquisition.”

The company ended the first quarter with $606 million in cash and cash equivalents and $188 million of debt.

Oncology Systems

Oncology Systems’ first quarter revenues totaled $488 million, up 8 percent from the same period of fiscal year 2011. First-quarter net orders were $485 million, up 6 percent, with a 22 percent increase in international markets offsetting an 11 percent decline in North America versus the comparable year-ago period.

“Net orders in all international regions were up in solid double digits, comprising nearly 60 percent of the net orders received by this business during the quarter,” Guertin said. “Several orders that we were aiming for in North America during the quarter were pushed out, but we fully expect that we will book them in this fiscal year.”

-- more --

Varian Medical Systems Reports Results for First Quarter of Fiscal Year 2012	2

X-Ray Products

First quarter revenues for the X-Ray Products business were $113 million, up 1 percent from the year-ago quarter. Compared to the corresponding period in fiscal year 2011, X-Ray Products first quarter net orders fell 2 percent to $110 million.

“Our X-Ray Products business experienced weakness related to inventory adjustments among several customers in Japan who appear to have overstocked tubes and panels. We believe this was related to their efforts to maintain normal production schedules in spite of blackouts following the earthquake and tsunami,” said Guertin. “We expect this region to return to more typical levels as the year progresses.”

Other

The company’s Other category, which is comprised of the Security and Inspection Products business, the Varian Particle Therapy business, and the Ginzton Technology Center, recorded first quarter revenues of $25 million, up $9 million from the year-ago period driven principally by revenues from the installation of the Scripps proton system. Compared to the first quarter of fiscal 2011, net orders in the Other category fell by $10 million to $12 million, principally because of a fall off in the security business versus a comparatively strong year-ago quarter.

Subsequent to the close of the quarter the company signed a contract and booked an order to supply the King Fahd Medical Center in Saudi Arabia with a $77 million proton therapy system in a new center in Riyadh.

Outlook

“We remain confident in our growth outlook for fiscal 2012 and expect our businesses to strengthen as the year progresses with annual revenues growing by about 10 percent and earnings per diluted share rising by about 15 percent,” said Guertin. “For the second quarter of fiscal 2012, we believe that revenues could increase by about 8 percent over the second quarter of fiscal 2011 total and that net earnings per diluted share could rise by 12 to 13 percent.”

Investor Conference Call

Varian Medical Systems is scheduled to conduct its first quarter fiscal year 2012 conference call at 2 p.m. PT today. To hear a live webcast or replay of the call, visit the investor relations page on the company’s web site at www.varian.com/investor where it will be archived for a year. To access the call via telephone, dial 1-866-700-0161 from inside the U.S. or 1-617-213-8832 from outside the U.S. and enter confirmation code 37675518. The replay can be accessed by dialing 1 888 286-8010 from inside the U.S or 1-617-801-6888 from outside the U.S. and entering confirmation code 39547714. The telephone replay will be available through 5 p.m. PT, Friday, January 27, 2012.

-- more --

Varian Medical Systems Reports Results for First Quarter of Fiscal Year 2012	3

For automatic “e-mail alerts” regarding Varian news, events, and new investor materials on the website, investors can subscribe on the company website: http://varian.investorroom.com/index.php?s=58. For additional information, contact investor relations at 1 650 424-5834.

# # #

Varian Medical Systems, Inc., of Palo Alto, California, is the world's leading manufacturer of medical devices and software for treating cancer and other medical conditions with radiotherapy, radiosurgery, and brachytherapy. The company supplies informatics software for managing comprehensive cancer clinics, radiotherapy centers and medical oncology practices. Varian is a premier supplier of tubes and digital detectors for X-ray imaging in medical, scientific, and industrial applications and also supplies X-ray imaging products for cargo screening and industrial inspection. Varian Medical Systems employs approximately 5,900 people who are located at manufacturing sites in North America, Europe, and China and approximately 70 sales and support offices around the world. For more information, visit http://www.varian.com.

Forward-Looking Statements
Except for historical information, this news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Statements concerning industry outlook, including growth drivers; the company’s future business, including orders, revenues, backlog, or earnings growth; future financial results; market acceptance of or transition to new products or technology such as the TrueBeam platform and radiographic flat panel detectors, image-guided radiation therapy, stereotactic radiosurgery, filmless X-rays, proton therapy, and security and inspection, and any statements using the terms “could,” “believe,” “expects,” “appear,” “confident,” “outlook,” or similar statements are forward-looking statements that involve risks and uncertainties that could cause the company’s actual results to differ materially from those anticipated. Such risks and uncertainties include the effect of economic conditions, including the lack of strength of the recovery from the global recession and the effect on capital spending; the impact of the 2010 federal health care legislation and any further health care reforms (including changes to Medicare and Medicaid), and/or changes in third-party reimbursement levels; currency exchange rates and tax rates; demand for the company’s products; the company’s ability to develop, commercialize, and deploy new products; the company’s ability to meet Food and Drug Administration (FDA) and other regulatory requirements for product clearances or to comply with FDA and other regulatory regulations or procedures; changes in the regulatory environment, including with respect to FDA requirements; challenges associated with the successful commercialization of the company’s particle therapy business; the effect of adverse publicity; the company’s reliance on sole or limited-source suppliers; the impact of reduced or limited demand by purchasers of certain X-ray products, including those located in Japan; the company’s ability to maintain or increase margins; the impact of competitive products and pricing; the potential loss of key distributors or key personnel; challenges to public tender awards and the loss of such awards or other orders; and the other risks listed from time to time in the company’s filings with the Securities and Exchange Commission, which by this reference are incorporated herein. The company assumes no obligation to update or revise the forward-looking statements in this release because of new information, future events, or otherwise.

A summary of earnings and other financial information follows.

Varian Medical Systems Reports Results for First Quarter of Fiscal Year 2012	4

Varian Medical Systems, Inc. and Subsidiaries

Consolidated Statements of Earnings

(Unaudited)

(Dollars and shares in millions, except per share amounts)	Q1 QTR 2012	Q1 QTR 2011

Net orders	$606.1	$592.8
Oncology Systems	484.7	459.0
X-Ray Products	109.8	111.9
Security & Inspection Products	10.8	21.3
Varian Particle Therapy	0.6	0.6
Ginzton Technology Center	0.2	—

Order backlog	$2,510.2	$2,205.6

Revenues	$625.3	$579.9
Oncology Systems	487.6	452.4
X-Ray Products	113.0	111.6
Other	24.7	15.9

Cost of revenues	$356.5	$313.1

Gross margin	268.8	266.8
As a percent of revenues	43.0%	46.0%

Operating expenses
Research and development	43.8	38.5
Selling, general and administrative	96.1	91.3

Operating earnings	128.9	137.0
As a percent of revenues	20.6%	23.6%

Interest income, net	0.3	0.1

Earnings before taxes	129.2	137.1

Taxes on earnings	39.0	40.6

Net earnings	$90.2	$96.5
As a percent of revenues	14.4%	16.6%

Net earnings per share – basic	$0.80	$0.82
Net earnings per share – diluted	$0.79	$0.80

Shares used in the calculation of net earnings per share:
Average shares outstanding - basic	112.3	118.2
Average shares outstanding - diluted	114.4	121.2

Varian Medical Systems Reports Results for First Quarter of Fiscal Year 2012	5

Varian Medical Systems, Inc. and Subsidiaries

Condensed Consolidated Balance Sheets

(In thousands)	December 30, 2011 (Unaudited)	September 30, 2011 (1)
Assets
Current assets
Cash and cash equivalents	$606,317	$564,457
Short-term investment	25,289	19,205
Accounts receivable, net	577,253	635,153
Inventories	444,665	409,962
Deferred tax assets and other	254,153	225,840
Total current assets	1,907,677	1,854,617

Property, plant and equipment	614,995	601,115
Accumulated depreciation and amortization	(334,163)	(315,221)
Property, plant and equipment, net	280,832	285,894

Goodwill	213,017	212,452
Other assets	179,805	145,798
Total assets	$2,581,331	$2,498,761

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$129,888	$154,946
Accrued expenses	272,216	290,009
Deferred revenues	142,032	140,173
Advance payments from customers	318,448	299,380
Product warranty	48,489	50,128
Short-term borrowings	175,000	181,400
Current maturities of long-term debt	6,250	9,876
Total current liabilities	1,092,323	1,125,912
Other long-term liabilities	123,405	122,708
Long-term debt	6,250	6,250
Total liabilities	1,221,978	1,254,870

Stockholders’ Equity
Common stock	112,784	112,344
Capital in excess of par value	530,029	500,922
Retained earnings and accumulated other comprehensive loss	716,540	630,625
Total stockholders’ equity	1,359,353	1,243,891
Total liabilities and stockholders’ equity	$2,581,331	$2,498,761

(1) The condensed consolidated balance sheet as of September 30, 2011 was derived from audited financial statements as of that date.